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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-112274

            Addendum to Prospectus Supplement Dated February 27, 2004

                                                  Dated: July 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during July 2004 is 2.60%. This interest rate was calculated as follows:

Applicable LIBOR      +      Number of basis points          =      Initial Rate
for July 2004                set by State of Israel
                             at beginning of monthly
                             sales period


2.00%                 +      60 Basis Points                 =             2.60%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in August 2004 will receive the rate and spread in effect for that sales period.